EXHIBIT  21.    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

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

                                                            Percent    State or other jurisdiction of
                          Name                               Owned     incorporation or organization
--------------------------------------------------------    -------    ------------------------------

Beijing Antai Communication Equipment Company, Ltd. Ltd.      50%      Peoples Republic of China

FTG Venture Corporation                                      100%      Delaware

TeleSolutions, Inc.                                           40%      Republic of the Philippines

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